UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	90-1073143
(State or other jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification No.)

11825 Major Street, Culver City, California	90230
(Address of Principal Executive Offices)	(Zip Code)

(855) 470-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 11, 2019 eWellness Healthcare Corporation (“EWLL” or the “Company”) signed a Direct to Consumer Marketing Agreement with Wosler Holdings, Inc., a Delaware Corporation d/b/a/ Slingshot Health (“Slingshot”) (https://www.slingshothealth.com), Through this agreement, Slingshot seeks to involve EWLL affiliated PT Providers, and EWLL seeks to gain their affiliated PT Providers access to the Slingshot consumer healthcare patients through the Slingshot platform. The Parties anticipate commencing these new direct to consumer sales and marketing efforts during the fourth quarter ended December 31, 2019. The Company believes that Slingshot Healthcare is one of the leading on-line platforms for digital healthcare to consumers.

Slingshot Health is a healthcare marketplace connecting people to health and wellness providers, placing control directly in the hands of those seeking and delivering care. By removing layers of bureaucracy surrounding our healthcare system, Slingshot is achieving its mission of creating better access, more affordability and greater transparency in healthcare. Through Slingshot’s proprietary platform, consumers enter the services they want, their location, availability and the price they are willing to pay. Slingshot then matches them to a local provider who can deliver the service. Healthcare consumers receive high-quality, affordable services and providers earn more overall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2019

eWellness Healthcare Corporation

By:	/s/ Darwin Fogt
Name:	Darwin Fogt
Title:	Chief Executive Officer